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                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" and to the use of our report related to Highwoods/Forsyth Limited Partnership dated February 2, 1996, except Note 8, as to which the date is April 29, 1996 and our report related to the Highwoods Group dated January 10, 1995 in the Registration Statements on Form S-3 No. 333-3890 and 333-3890-01, Amendment No. 3, and related Prospectus of Highwoods Properties, Inc., and Highwoods/Forsyth Limited Partnership for the registration of up to $650,000,000 of common stock, preferred stock and preferred stock represented by depositary shares issued by Highwoods Properties, Inc. and up to $350,000,000 of non-convertible debt securities issued by Highwoods/Forsyth Limited Partnership. We also consent to the incorporation by reference therein of our reports (a) dated February 2, 1996 with respect to the consolidated financial statements and schedule of Highwoods Properties, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 1995 (as amended on Form 10-K/A dated June 3, 1996 and June 18,
1996) and (b) dated January 16, 1996 with respect to the audited Statement of Revenue and Certain Expenses of TBC Parkway Plaza, Inc. for the year ended December 31, 1994, included in its Current Report on Form 8-K dated February 21, 1996, (c) dated July 18, 1995 with respect to the audited Combined Statement of Revenue and Certain Expenses of the Acquired Properties for the year ended December 31, 1994, included in its Current Report on Form 8-K dated July 12, 1995 (as amended on Form 8-K/A on September 6, 1995), (d) dated January 4, 1995 with respect to the audited Statement of Revenue and Certain Expenses of Research Commons for the year ended December 31, 1994 included in its Current Report on Form 8-K dated February 10, 1995, (e) dated April 17, 1996 with respect to the combined audited financial statements and schedule of Eakin & Smith for the year ended December 31, 1995 included in its Current Report on Form 8-K/A dated April 1, 1996 as amended on June 3, 1996 and June 18, 1996 and
(f) dated February 26, 1996 with respect to the audited Historical Summary of Gross Income and Direct Operating Expenses for certain properties owned by Towermarc Corporation for the year ended December 31, 1995 included in its Current Report on Form 8-K/A dated April 29, 1996 as amended on June 3, 1996 and June 18, 1996, all filed with the Securities and Exchange Commission.


                                             ERNST & YOUNG LLP


Raleigh, North Carolina
June 20, 1996